Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AGREEMENT

between

ARCUS BIOSCIENCES, INC.

and

ABMUNO THERAPEUTICS LLC

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Table Of Contents

(cont’d)

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LICENSE AGREEMENT

This License Agreement (“Agreement”), effective as of December 8, 2016 (“Effective Date”), is by and between Arcus Biosciences, Inc. (“Arcus”), with offices at 3928 Point Eden Way, Hayward, CA 94545 and Abmuno Therapeutics LLC (“Abmuno”), with offices at 914 Channing Way, Berkeley, CA 94710. Arcus and Abmuno may be referred to in this Agreement individually as a “Party” or together as the “Parties.”

BACKGROUND

WHEREAS, Abmuno possesses certain patents, patent applications, proprietary know-how, scientific and technical information relating to certain antibodies to TIGIT (as defined below);

WHEREAS, Arcus wishes to obtain, and Abmuno is willing to grant, an exclusive license to such intellectual property rights for the development, use, manufacture and commercialization of products for any use, including, without limitation, the treatment, prevention or control of any human disease or condition;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the following meanings:

1.1    “Abmuno” means Abmuno Therapeutics LLC.

1.2    “Abmuno Indemnitees” shall have the meaning assigned thereto in Section 8.2.

1.3     “Affiliate” means any Person that, directly or indirectly, controls, is controlled by or is under common control with a Party for so long as such control exists, where “control” means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) entitled to vote regarding composition of the board of directors or other body entitled to direct the affairs of the entity.

1.4     “Antibody” means an anti-TIGIT antibody.

1.5     “Applicable Law” means any law, statute, rule or regulation issued by a Governmental Authority or Regulatory Authority and any judicial, governmental, or administrative order, judgment, decree, or ruling, in each case as applicable to the subject matter of this Agreement and the Parties and having a binding effect on it and them.

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1.6    “Arbitration Date” shall have the meaning assigned thereto in Section 11.5

1.7    “Arcus” means Arcus Biosciences, Inc.

1.8    “Arcus Indemnitees” shall have the meaning assigned thereto in Section 8.1.

1.9    “BLA” means a Biologics License Application or any amendments thereto submitted to the FDA, or any equivalent thereof submitted to a Regulatory Authority outside the United States.

1.10     “Claim” means any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

1.11    “Clinical Trials” means a clinical trial in human subjects designed to measure the safety and/or efficacy of a Licensed Product. Clinical Trials shall include Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials and any pre-clinical or post-Regulatory Approval studies undertaken in relation to any Licensed Product.

1.12    “Combination Product” means a product that is a combination of a Licensed Product sold together with another biologically active compound(s) or another biologically active ingredient(s) (such other compound or ingredient, the “Other Product”) for a single invoiced price.

1.13    “Commercialization” or “Commercialize” means engaging in any and all activities directed to marketing, promoting, conducting post-Regulatory Approval studies, distributing, offering for sale, selling, importing, exporting or exploiting a product.

1.14    “Commercially Reasonable Efforts” means those efforts commensurate with those efforts commonly used in the biopharmaceutical industry by a company of comparable size in connection with the development or commercialization of products that are of similar status, including market potential, profit potential and strategic value, as determined based on conditions then prevailing, including safety, efficacy, competitive considerations within the marketplace, projected market size, intellectual property protection and duration, manufacturing costs and other relevant commercial and regulatory considerations.

1.15    “Confidential Information” shall have the meaning assigned thereto in Section 6.1.

1.16    “Control” or “Controlled” means with respect to any item of or right under Licensed Patents or Licensed Know-How, the possession of (whether by ownership or license, other than pursuant to this Agreement) the ability of a Party to grant a license or sublicense of such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such license or sublicense.

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1.17    “Cover” or “Covering” means (i) with respect to any Patent, that at least one Valid Claim of such Patent would be infringed by the manufacture, use or sale of a product, method or device, as applicable, and (ii) with respect to any other intellectual property right, that the manufacture, use or sale of a product, method or device would infringe or misappropriate such rights, as applicable, unless in the case of either (i) or (ii), such manufacture, use or sale was in accordance with a granted license.

1.18    “Development” or “Develop” means engaging in preclinical and clinical drug development activities, including, but not limited to, discovery, test method development, stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, analytical method validation, manufacturing process validation, cleaning validation, post-approval changes, quality assurance/quality control, statistical analysis, report writing, preclinical studies, Clinical Trials, regulatory filing submission and approval and regulatory affairs.

1.19     “Disclosing Party” shall have the meaning assigned thereto in Section 6.1.

1.20    “Effective Date” shall have the meaning assigned thereto in the first paragraph of this Agreement.

1.21    “FD&C Act” means the United States Federal Food, Drug & Cosmetic Act, as amended, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.22    “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.23    “Field” means all uses, including, without limitation, the diagnosis, treatment, prevention or control of any human disease or condition.

1.24    “First Commercial Sale” means, with respect to any Licensed Product and with respect to any country of the Territory, the first commercial transfer or disposition for value of a Licensed Product by Arcus, its Affiliates or their sublicensees to a Third Party following, if required by Applicable Law, Regulatory Approval of such Licensed Product and, when Regulatory Approval is not required by Applicable Law for the Licensed Product, the first commercial sale in that country, in each case for use or consumption of such Licensed Product in such country by the general public; provided that sales for clinical study purposes or compassionate, named patient (paid or unpaid) or similar use will not constitute a First Commercial Sale.

1.25    “GLP Safety Study” means toxicology studies that meet the requirements set forth in 21 CFR Part 58 pertaining to Good Laboratory Practices for use or intended for use in an investigational new drug application, but excluding toxicology studies performed in the course of evaluating compounds prior to selection of a development candidate.

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1.26    “Good Manufacturing Practices” or “GMP” means, with respect to the United States, the minimum then-current good manufacturing practices for methods, facilities, and controls to be used for the manufacture, processing, packing, or holding of a drug to assure that it meets the requirements of the FD&C Act for safety and has the identity and strength and meets the quality and purity characteristics, specified in 21 C.F.R. Parts 210 and 211, as may be amended, and, with respect to any other country or jurisdiction, the equivalent regulations in such other country or jurisdiction.

1.27    “Governmental Authority” means an applicable multi- or supra-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.28     “Improvements” means any adaptation, change, redesign, modification, invention, discovery, enhancement or development conceived, reduced to practice, developed or made after the Effective Date and (i) incorporated into any Licensed Product, (ii) made with respect to the specifications, the raw materials or the method or process of manufacture or production of any Licensed Product, including any product which performs the same function as any Licensed Product, (iii) incorporating, utilizing, or developed utilizing, Licensed Know-How, or (iv) requiring the practice of an invention claimed in the Licensed Patents. Inventorship for Improvements shall be determined in accordance with the patent laws of the United States (Title 35, United States Code).

1.29    “IND” means (i) in the United States, an Investigational New Drug Application, as defined in the FD&C Act, filed with the FDA that is required to be filed with the FDA before conducting a Clinical Trial (including all supplements and amendments that may be filed with respect to the foregoing); and (ii) any foreign counterpart of the foregoing.

1.30    “Intellectual Property Rights” means any and all patent rights, copyright rights, trade secret rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world (including any application therefor) whether now known or hereafter existing.

1.31    “JAMS” shall have the meaning assigned thereto in Section 11.5.

1.32    “JN Biosciences” means JN Biosciences LLC.

1.33    “JN Biosciences Agreement” means the License Agreement between Abmuno and JN Biosciences LLC, dated December 8, 2016.

1.34     “JN Biosciences Licensed Patents” means any and all Patents licensed or sublicensed to Abmuno pursuant to the JN Biosciences Agreement that are necessary and/or useful in Developing, using, manufacturing, Commercializing and/or otherwise exploiting Licensed Products in the Field within the Territory (solely as a result of its containing an Antibody, or any portions or derivatives thereof or modifications to the sequence thereof, provided such derivatives or modifications do not incorporate or use any other technology of JN Biosciences covered by a Patent, and not with respect to any other component or technology incorporated therein or used in connection therewith).

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1.35    “Joint Improvement” means an Improvement with respect to which employees and/or agents of both Arcus and Abmuno are joint inventors in the course of the activities hereunder, regardless of whether any Third Parties are also joint inventors, including, without limitation, all Intellectual Property Rights therein. Inventorship for Joint Improvements shall be determined in accordance with the patent laws of the United States (Title 35, United States Code).

1.36    “JSC” shall have the meaning assigned thereto in Section 3.3.2.

1.37    “Know-How” means proprietary technical information, processes, formulae, data, inventions, methods, knowledge, discoveries, know-how, trade secrets and other information, whether or not patentable, but that is not generally known and is still Confidential Information, including any tangible embodiments of the foregoing.

1.38    “Licensed IP” means the Licensed Patents and Licensed Know-How and Abmuno’s interest in the Joint Improvements collectively.

1.39    “Licensed Know-How” means [***].

1.40    “Licensed Patents” means the Patents listed in Exhibit 1 hereto and (i) patent applications filed either from the foregoing or from an application claiming priority to the foregoing, including all provisional patent applications, non-provisional patent applications, substitutions, continuations, continuations-in-part, divisions, renewals and continued prosecution applications, and all patents granted thereon, (ii) patents-of-addition, revalidations, reissues, reexaminations and extensions, adjustments or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (iii) inventor’s certificates, utility models, innovation patents and design patents for any of the foregoing, (iv) other forms of government-issued rights substantially similar to any of the foregoing, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions, to any of such foregoing, (v) United States and foreign counterparts of any of the foregoing, (vi) the JN Biosciences Licensed Patents and (vii) all other Patents that have at least one Valid Claim Covering, and are necessary for, the Development, use, manufacture, Commercialization and/or other exploitation of a Licensed Product in the Field in the Territory, whether or not listed on Exhibit 1, in the case of (vii), to the extent any of such Patents are owned or Controlled by Abmuno or any Affiliate of Abmuno as of the Effective Date or during the Term of this Agreement.

1.41    “Licensed Products” means any product that (i) contains an Antibody, and (ii) the Development, manufacture, use, sale or importation of which incorporates or utilizes any Licensed Know-How or, absent the licenses granted to Arcus under this Agreement, would infringe a Valid Claim of a Licensed Patent.

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1.42    “Losses” means any and all damages (including, but not limited to, all loss of profits, diminution in value, and incidental, indirect, consequential, special, reliance, exemplary, punitive, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses and expenses (including, but not limited to, court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in contesting any Third Party Claim or complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Third Party Claim.

1.43    “Net Sales” means, with respect to any Licensed Product, the gross sales price of such Licensed Product invoiced by Arcus, its Affiliates or their sublicensee(s) (which sublicensees do not include distributors) (the “Selling Party”) to Third Parties (which Third Parties do not include distributors), less:

[***]

Net Sales will be determined from books and records maintained in accordance with GAAP, consistently applied throughout Arcus and across all products of Arcus.

[***]

If, on a country-by-country basis, a Licensed Product is sold in the form of a Combination Product, the Net Sales for such Licensed Product in the Combination Product under this Agreement will be calculated by [***].

1.44    “Other Product” shall have the meaning assigned thereto in the definition of Combination Product.

1.45    “Party” or “Parties” shall have the meaning assigned thereto in the first paragraph of this Agreement.

1.46    “Patent” means any and all national, regional and international (i) issued patents and pending patent applications (including provisional patent applications), (ii) patent applications filed either from the foregoing or from an application claiming priority to the foregoing, including all provisional applications, converted provisionals, substitutions, continuations, continuations-in-part, divisions, renewals and continued prosecution applications, and all patents granted thereon, (iii) patents-of-addition, revalidations, reissues, reexaminations and extensions, adjustments or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (iv) inventor’s certificates, utility models, innovation patents and design patents, (v) other forms of government-issued rights substantially similar to any of the foregoing, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing and (vi) United States and foreign counterparts of any of the foregoing.

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1.47     “Patented Products” means any product, the Development, manufacture, use, sale or importation of which, absent the licenses granted to Arcus under this Agreement, would infringe a Valid Claim of a Licensed Patent.

1.48    “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other de jure entity organized under Applicable Laws of any jurisdiction.

1.49    “Phase I Clinical Trial” means a Clinical Trial that provides for the first introduction into humans of a product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product, in a manner that is generally consistent with 21 CFR § 312.21(a), as amended (or its successor regulation).

1.50    “Phase II Clinical Trial” means a Clinical Trial, the principal purpose of which is to make a preliminary determination as to whether a product is safe for its intended use and to obtain sufficient information about such product’s efficacy, in a manner that is generally consistent with 21 CFR § 312.21(b), as amended (or its successor regulation), to permit the design of further Clinical Trials.

1.51    “Phase III Clinical Trials” means a pivotal Clinical Trial with a defined dose or a set of defined doses of a therapeutic product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 CFR § 312.21(c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of a BLA or a foreign equivalent thereof.

1.52     “Pricing Approval” means the later of (i) the approval, agreement, determination or governmental decision establishing the price for a Licensed Product that can be legally charged to consumers, as required in a given jurisdiction or country in connection with Commercialization of such Licensed Product in such jurisdiction or country and (ii) the approval, agreement, determination or governmental decision establishing, the level of reimbursement for such Licensed Product that will be reimbursed by Governmental Authorities, as required in a given jurisdiction or country in connection with Commercialization of such Licensed Product in such jurisdiction or country.

1.53     “Promotional Materials” shall have the meaning set forth in Section 2.3.

1.54     “Receiving Party” shall have the meaning assigned thereto in Section 6.1.

1.55     “Regulatory Approval” means regulatory approval required to Commercialize a Licensed Product for a disease or condition in accordance with the Applicable Laws of a given country, including Pricing Approval if Pricing Approval is required under Applicable Law to Commercialize such Licensed Product for such disease or condition in such country. In the United States, its territories and possessions, Regulatory Approval means approval of a BLA or an equivalent by the FDA.

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1.56    “Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of a Regulatory Approval, for biopharmaceutical products in such country.

1.57     “Stage 1 Technology Transfer” shall have the meaning assigned thereto in Section 3.3.1.

1.58    “Stage 2 Technology Transfer” shall have the meaning assigned thereto in Section 3.3.1.

1.59    “Term” shall have the meaning assigned thereto in Section 10.1.

1.60    “Territory” means all the countries and territories of the world.

1.61    “Third Party” means a Person who is not a Party or an Affiliate of a Party.

1.62    “Third Party Claim” shall have the meaning assigned thereto in Section 8.3.

1.63    “TIGIT” means T cell immunoreceptor with Ig and ITIM domains; also known as VSIG9, VSTM3 and WUCAM and having the sequence and activity as described in UnitProt ID Q495A1, NCBI Reference Sequence: NP_776160.2, as well as splice variants and allotypic variants of the TIGIT protein with a sequence identity of at least [***]% of sequences referenced herein.

1.64    “Trademarks” shall have the meaning assigned thereto in Section 2.3.

1.65    “Transferred Technology” shall have the meaning assigned thereto in Section 3.3.1.

1.66    “United States” means the United States of America and its territories and possessions.

1.67    “Valid Claim” means with respect to a Patent in a country, any claim of an (i) issued Patent that has not (a) expired, irretrievably lapsed or been abandoned, revoked, dedicated to the public or disclaimed or (b) been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision of a Governmental Authority in such country or (ii) application for a Patent that (a) has been pending for less than [***] years from the earliest claimed priority date and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing and (b) has not been admitted to be invalid or unenforceable through reissue, reexamination, or disclaimer, and which is not subject to an interference claim.

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2.    LICENSE GRANTS, OWNERSHIP AND EXCLUSIVITY.

2.1    License Grant. Subject to the terms and conditions of this Agreement, Abmuno grants to Arcus, and Arcus accepts, an exclusive (even as to Abmuno and its Affiliates), non-transferable (except as set forth in Section 11.7) license, with the right to sublicense (as provided in Section 2.2) under the Licensed IP, to make, have made, use, register, sell, offer to sell, have sold, import, export, exploit, research, improve, Develop and Commercialize Licensed Products in the Field in the Territory.

2.2    Sublicensing and Subcontracting. Arcus may sublicense at any time, without the prior written consent of Abmuno, its rights to research, otherwise Develop, manufacture, sell, otherwise Commercialize or exploit Licensed Products, in whole or in part, to any (i) Affiliate or (ii) Third Parties; provided that, in the case of a sublicense to a Third Party, such Third Party is a company that (a) engages in, and/or has one or more affiliates that engages in, research, development and/or commercialization of one or more biopharmaceuticals or biologics products and (b) [***]. In addition, notwithstanding the foregoing, after Arcus has [***], Arcus may sublicense, without the prior written consent of Abmuno, its rights to research, otherwise Develop, manufacture, sell, otherwise Commercialize or exploit Licensed Products, in whole or in part, to any Third Parties, provided only that such Third Party is a company that engages in, and/or has one or more affiliates that engages in, research, development and/or commercialization of one or more biopharmaceuticals or biologics products. If Abmuno is unable to determine whether the information referenced in (b) above about the sublicensee is true based on publicly available information, then Arcus, within fifteen (15) days after a request from Abmuno, at its option, shall either (A) provide information to Abmuno (subject to Section 6 hereof) about the sublicensee sufficient to validate the criteria in (b) above or (B) have one of its officers certify in writing as to the truth of the aforementioned criteria. If Abmuno’s prior written consent is required for Arcus to sublicense its rights to research, otherwise Develop, manufacture, sell, otherwise Commercialize or exploit Licensed Products, in whole or in part, to a Third Party, Abmuno may not unreasonably withhold, condition or delay any such consent, and if Abmuno fails to reject in writing any such proposed sublicense within ten (10) business days after delivery of written request by Arcus to Abmuno for such sublicense, then Abmuno shall be deemed to have consented to such sublicense. Arcus shall secure all appropriate covenants, obligations and rights from any sublicensee to ensure that such sublicensee is subject to, and Arcus can comply with, all of Arcus’s applicable covenants and obligations to Abmuno under this Agreement. Arcus shall be responsible for any failure of its sublicensees to comply with the applicable provisions of this Agreement.

If requested by Arcus, Abmuno will discuss, acting reasonably and in good faith, with Arcus any proposed modifications as may be requested by a potential sublicensee with respect to the terms and conditions of this Agreement. Upon termination of this Agreement for any reason, any sublicensee shall have the right to seek a license from Abmuno to the Licensed IP, and Abmuno agrees to negotiate such licenses in good faith under reasonable terms and conditions (e.g., under terms and conditions substantially similar to those herein); provided that such sublicensee was not the cause of such termination. At the request of Arcus, Abmuno agrees to meet with any potential sublicensee or sublicensee to provide assurance of contingency terms for obtaining a license and sublicense from Abmuno in the event of termination of this Agreement prior to termination of the related sublicense agreement with Arcus.

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For the sake of clarity, contract manufacturers and distributors shall not be deemed sublicensees, but instead, shall be deemed subcontractors for the purposes of this Section. Arcus may freely subcontract its rights to research, otherwise Develop, manufacture, sell, otherwise Commercialize or exploit Licensed Products, in whole or in part; provided (A) Arcus shall secure all appropriate covenants, obligations and rights from any subcontractor to ensure that such subcontractor is subject to, and Arcus can comply with, all of Arcus’s applicable covenants and obligations to Abmuno under this Agreement and (B) Arcus shall be responsible for any failure of its subcontractors to comply with the applicable provisions of this Agreement.

Any Arcus sublicensee may further sublicense and subcontract its rights to research, otherwise Develop, manufacture, sell, otherwise Commercialize or exploit Licensed Products, in whole or in part; provided that any such sublicense is granted, or such subcontract is entered into, in accordance with the terms of this Section above.

2.3    Promotion. Licensed Products shall be Commercialized solely under trademarks and trade dress selected by Arcus (collectively, “Trademarks”) and solely in connection with packaging, inserts, digital content and similar information and materials selected by Arcus or its Affiliates or any of their sublicensees (collectively, “Promotional Materials”). As between the Parties, Arcus shall exclusively own all Promotional Materials and all Trademarks for Licensed Products, and shall be responsible for the procurement, filing and maintenance of trademark registrations for such Trademarks and all related costs and expenses.

2.4    Ownership of Improvements. Arcus shall own all right, title and interest in and to any Improvements invented solely by Arcus, including, without limitation, any Intellectual Property Rights therein. Each Party shall own a fifty percent (50%) undivided interest in all Joint Improvements. The Parties hereby make any assignments necessary to accomplish the foregoing ownership provisions. Except as expressly provided in this Agreement and subject to any restrictions therein, each joint owner may make, sell, use, license, assign, mortgage or keep Joint Improvements, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and know-how, without the consent of and without accounting to the other joint owner; provided that any assignment, license or other disposition or use (i) shall at all times be and remain subject to the grants of rights and accompanying conditions and obligations with respect thereto under this Agreement, and (ii) allow the Parties to exercise their rights and perform their obligations under this Agreement, in particular to Develop and Commercialize Licensed Products in at least the same scope as prior to such assignment, license or other such disposition.

2.5    No Implied Rights. Nothing contained in this Agreement confers or will be construed to confer any rights or licenses by implication, estoppel or otherwise, in, to or under any intellectual property rights, other than the rights and licenses expressly granted in this Agreement. All rights not expressly granted by a Party under this Agreement are reserved to such Party. Without limitation, as between the Parties, Abmuno retains sole and exclusive ownership of all rights, title and interests in and to the Licensed IP.

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2.6    Non-Competition. Abmuno shall not, and shall ensure that its Affiliates (if any) shall not, initiate, or be involved in, any new anti-TIGIT discovery, Development or Commercialization project for a period of [***] years following the Effective Date. In addition, Abmuno shall cause each of [***], and shall use Commercially Reasonable Efforts to cause JN Biosciences, [***] to enter into an agreement with Arcus in such form as has been approved by Arcus, either concurrently with or prior to the Parties’ execution of this Agreement, under which, in accordance with the terms of such agreements, [***].

2.7    Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party.

2.8    JN Biosciences Agreement. Abmuno shall (i) faithfully and timely perform and discharge all of its obligations under the JN Biosciences Agreement, (ii) to the extent within Abmuno’s reasonable control, not take any action or allow any event to occur that would give JN Biosciences the right to terminate the JN Biosciences Agreement, and (iii) not exercise any right to itself terminate the JN Biosciences Agreement. Abmuno shall not amend or modify the JN Biosciences Agreement to the extent that such amendment or modification would reasonably be expected to have a material adverse effect on the Licensed Patents and/or Licensed Know-How sublicensed to Arcus under this Agreement, or on Arcus’s ability to exercise its rights under such sublicense, without the prior written consent of Arcus, not to be unreasonably withheld, conditioned or delayed. Abmuno agrees, that if JN Biosciences seeks relief under any bankruptcy, reorganization, insolvency or similar laws, Abmuno shall act in good faith to take all reasonably necessary action to preserve the sublicense rights granted to Arcus hereunder, including but not limited to, seeking to preserve Abmuno’s and Arcus’s rights under Section 365(n) of the U.S. Bankruptcy Code, 11 U.S.C. section 101 through 1330 et seq.

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3.    DEVELOPMENT AND COMMERCIALIZATION.

3.1    Development and Commercialization Activities. Arcus shall use Commercially Reasonable Efforts to Develop and Commercialize Patented Products in the Field. Notwithstanding the foregoing, Arcus is obligated to file an IND in the United States on a Patented Product no later than [***] months from the Effective Date; provided that Stage 2 Technology Transfer, as defined in Section 3.3.1 below, is completed no later than [***] days following the Effective Date. The deadline for Arcus to file an IND in the United States on a Patented Product shall be extended by one (1) day for each day that Abmuno is late in completing Stage 2 Technology Transfer. Any delay or postponement in the filing of an IND in the United States on a Patented Product beyond the deadline for such filing will be subject to approval by Abmuno, which approval shall not be unreasonably withheld, conditioned or delayed.

3.2    Manufacturing. Arcus shall use Commercially Reasonable Efforts to manufacture or otherwise obtain supply of the requirements of formulated, packaged and labeled Patented Products in connection with its Development and Commercialization obligations hereunder, in accordance with all Applicable Laws, GMP (as applicable) and this Agreement.

3.3    Assistance.

3.3.1    Abmuno shall use Commercially Reasonable Efforts to transfer or have transferred (i) the data, materials and analytical methods described on the attached Exhibit 2A to Arcus within a period of [***] days following the Effective Date (unless otherwise expressly provided in Exhibit 2A), subject to the terms of any licenses covering such data, materials and analytical methods that have been provided to Arcus in writing (“Stage 1 Technology Transfer”) and (ii) the reports and other materials described on the attached Exhibit 2B to Arcus within a period of [***] days following the Effective Date (“Stage 2 Technology Transfer”). The data, materials and analytical methods described on the attached Exhibit 2A and the reports and other materials described on the attached Exhibit 2B shall be collectively referred to herein as the “Transferred Technology”. For the avoidance of doubt, for the purposes of this Agreement, Transferred Technology shall be deemed to be included in Licensed Know-How. Stage 1 Technology Transfer and Stage 2 Technology Transfer will be performed by Abmuno at no charge to Arcus.

3.3.2    Within seven (7) days after the Effective Date, Arcus and Abmuno will establish a Joint Steering Committee, composed of an equal number of representatives from the Parties, to oversee and assist in the transfer of the Transferred Technology (the “JSC”). The JSC will meet monthly or as needed to review progress and to provide guidance, as required, to maximize the value of the Licensed Products. A representative from JN Biosciences may attend meetings of the JSC to advise the JSC on scientific matters. The JSC will have solely an advisory role to aid Arcus in the most efficient advancement of the Licensed Products. Following the filing of the first IND for a Licensed Product in the United States by Arcus, the JSC will continue to exist only and for as long the Parties mutually deem it to be helpful to the development of the Licensed Products. In addition, Abmuno shall use good faith, Commercially Reasonable Efforts to disclose to Arcus promptly, all other information comprising the Licensed Know-How and any other information related to Licensed Patents as Arcus may reasonably request from time-to-time.    Abmuno shall perform its obligations under this Section 3.3.2 at no charge to Arcus.

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3.4    Clarification. [***].

4.    REGULATORY MATTERS.

4.1    General. Arcus shall be solely responsible for, and shall use Commercially Reasonable Efforts in connection with seeking Regulatory Approval for the Patented Products.

4.2    Recalls or Corrective Action. Arcus shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawal or other corrective action related to the Licensed Products in the Territory.

5.    FINANCIAL PROVISIONS. In consideration of the rights granted by Abmuno to Arcus hereunder, and of the performance of technology transfer-related services under this Agreement, Arcus agrees to make the following payments:

5.1    Execution Payment. Within thirty (30) days after (i) receipt of a written invoice, which shall be provided on or as soon as practicable after the Effective Date, and (ii) delivery to Arcus of a copy of this Agreement duly executed by Abmuno, Arcus shall pay to Abmuno an upfront fee of [***].

5.2    Milestone Payments. In the event Arcus (on its own or through an Affiliate or their sublicensees) achieves a milestone specified below during the Term, Arcus shall promptly, but in no event more than thirty (30) days after the achievement of each such milestone, notify Abmuno in writing of the achievement of such milestone. Arcus shall pay to Abmuno the milestone payments as specified below within thirty (30) days after receipt of a written invoice to be provided by Abmuno as soon as practicable following achievement of the particular milestone. Each milestone payment shall be payable only once for the first Licensed Product to achieve such milestones, regardless of the total number of Licensed Products to achieve the applicable milestone or the number of times each such milestone is achieved for a given Licensed Product. If the first Licensed Product to achieve an applicable milestone is not a Patented Product, then the payment specified in the table below earned with respect to such Licensed Product achieving such milestone shall be reduced by [***].

Milestones
[***]

[***].

5.3    Payment Terms. All sums due under this Agreement shall be payable in United States dollars by bank wire transfer in immediately available funds from a bank account

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domiciled in the United States and to such bank account(s) as the applicable payee shall designate. If any payment hereunder would be subject to withholding taxes under Applicable Law, Arcus shall notify Abmuno of such legal requirement reasonably in advance of any such payment to permit Abmuno to try to qualify for any exemptions available under Applicable Law, including compliance with any applicable tax treaty, and Arcus shall reasonably assist Abmuno in claiming exemption from or minimizing such withholding obligation, including by complying with any applicable tax treaty. If any such withholding tax is paid by Arcus, Arcus shall promptly furnish Abmuno with evidence of such payment and provide such other reasonable assistance as may be reasonably required by Abmuno (and its shareholders) to claim a tax credit on United States tax returns.

6.    CONFIDENTIAL INFORMATION AND PROPRIETARY RIGHTS.

6.1    Definition. “Confidential Information” means confidential or proprietary information, data or know-how, whether provided in written, oral, visual or other form, provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, including, but not limited to, the terms of this Agreement and information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products. Confidential Information shall not include any such information that: (i) is already known to the Receiving Party or its Affiliates (other than under an obligation of confidentiality) at the time of disclosure (as evidenced by written records of the Receiving Party); (ii) is or becomes generally available to the public other than through any act or omission of the Receiving Party or its Affiliates that is in breach of this Agreement; (iii) is disclosed to the Receiving Party or its Affiliates by a Third Party who had no separate nondisclosure obligation in respect of such information; or (iv) is independently discovered or developed by or on behalf of the Receiving Party or its Affiliates without the use of the Confidential Information of the Disclosing Party (as evidenced by written records of the Receiving Party). The terms of this Agreement shall be deemed Confidential Information of each Party.

6.2    Confidentiality. The Receiving Party shall keep in confidence all Confidential Information of the Disclosing Party with the same degree of care it employs to maintain the confidentiality of its own Confidential Information, but no less than a reasonable degree of care. The Receiving Party shall not use such Confidential Information for any purpose other than in performance of this Agreement, or in the case of Arcus as the Receiving Party, in accordance with the rights granted to Arcus under this Agreement, or disclose the same to any other Person other than to such of its own and its Affiliates’ employees, agents, sublicensees and subcontractors who have a need to know such Confidential Information to implement the terms of this Agreement and who are bound by written obligations of confidentiality and non-use at least as restrictive as those set forth herein. A Receiving Party shall advise any employee, agent, sublicensee and subcontractor who receives Confidential Information of such obligations under this Agreement. The Receiving Party will be liable for breach of this Section 6 by any of its employees, agents, sublicensees and subcontractors. Notwithstanding anything to the contrary herein, Abmuno, as the Receiving Party, may disclose Confidential Information of Arcus, as the

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Disclosing Party, to JN Biosciences under terms of confidentiality at least as restrictive as those set forth herein and solely for purposes of JN Biosciences’ exercising rights and enforcing obligations under the JN Biosciences Agreement.

6.3    Permitted Disclosure and Use. The Receiving Party shall have the right to disclose Confidential Information if, (i) in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is required by any Applicable Laws (including the rules of any stock exchange); provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party and the Receiving Party uses Commercially Reasonable Efforts to seek confidential treatment of such Confidential Information; or (ii) a court, tribunal, administrative agency or other Governmental Authority orders such disclosure, provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party to permit the Disclosing Party to intervene and to request protective orders or other confidential treatment. The Receiving Party will cooperate reasonably with any such efforts by the Disclosing Party. Furthermore, notwithstanding any other provision of this Agreement, Arcus may disclose Confidential Information (a) as necessary in connection with any financing, merger, sublicensing or similar transaction, subject to enforceable obligations of confidentiality and non-use at least as restrictive as those set forth herein, or as necessary to obtain legal or financial advice from its attorneys, accountants and legal or financial advisors and (b) as necessary in connection with prosecuting or defending litigation, Regulatory Approvals, Pricing Approvals and other regulatory filings and communications, and filing, prosecuting and enforcing Patents in connection with Arcus’s rights and obligations pursuant to this Agreement, in each case under this clause (b), subject to reasonable efforts to limit public disclosure, including the seeking of protective orders. The Parties shall also be permitted to make disclosures consistent with, and pursuant to, Sections 11.1 and 11.2.

6.4    Intentionally omitted.

6.5    Attorney-Client Privilege. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under Applicable Law of any jurisdiction as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles but are not obligated to do so.

6.6    Survival. This Section 6 shall survive the expiration or termination of this Agreement for a period of [***] years.

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7.    REPRESENTATIONS AND WARRANTIES.

7.1    Mutual Representations and Warranties. Arcus and Abmuno each represents and warrants to the other as of the Effective Date:

7.1.1    Such Party (i) is a company duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its organization; and (ii) has the requisite corporate power and authority and the legal right to enter into this Agreement and to carry out the provisions of this Agreement;

7.1.2    The execution, delivery and performance of this Agreement by such Party, including, without limitation, in the case of Abmuno, the delivery by Abmuno (or JN Biosciences on its behalf as described in Exhibit 2) of any Transferred Technology to Arcus for use as contemplated under this Agreement, (i) do not conflict with any provision of the organizational documents of such Party; (ii) will not, to such Party’s knowledge, violate any Applicable Laws or any order or decree of any court or Governmental Authority; and (iii) will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Party is a party, or by which such Party is bound or becomes bound during the Term; and

7.1.3    This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

7.2    Abmuno Representations and Warranties. Abmuno represents, warrants and covenants to Arcus as of the Effective Date:

7.2.1    Abmuno (i) has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Patents, or any component of the Licensed Know-How, (ii) with respect to any agreements or other instruments pursuant to which Abmuno acquires its rights to the Licensed Patents and Licensed Know-How, it will maintain, and use Commercially Reasonable Efforts to cause JN Biosciences to maintain, in full force and effect and commit no act or omission, and use Commercially Reasonable Efforts to cause JN Biosciences to not commit any act or omission, that would give rise to any Third Party right to terminate such licenses or other instruments to the extent that termination of such license or other instrument would have a material adverse effect on any right licensed to Arcus hereunder, and (iii) there are no Patents or Know-How owned or controlled by Abmuno, other than the Licensed Patents and Licensed Know-How, that would prevent Arcus, its Affiliates or their sublicensees from Developing, manufacturing and/or Commercializing Licensed Products as set forth herein, and from exploiting the rights granted under Section 2.1. Abmuno has provided Arcus with a true and complete (other than redacted financial terms) copy of the Third Party agreements that are referenced in (ii) directly above, including, without limitation, any and all amendments and side letters related thereto;

7.2.2    There are no claims, judgments or settlements against, pending with respect to any Licensed IP, and to Abmuno’s knowledge, no such claims, judgments or

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settlements are threatened. [***], except as otherwise set forth in Exhibit 4, Arcus’s contemplated use of the Licensed IP by Arcus to make, use and sell a Licensed Product will not violate, infringe, misappropriate or unlawfully use any intellectual property of any Person. To the knowledge of Abmuno, no Person has violated, infringed, misappropriated or unlawfully used any of the Licensed IP. Abmuno has not, and to Abmuno’s knowledge, JN Biosciences has not, commenced or threatened any proceeding, or asserted any allegation or claim, against any Person for infringement or misappropriation of any Licensed IP;

7.2.3    The JN Biosciences Agreement is in full force and effect, and there are no defaults or threatened defaults under, and no disputes between Abmuno and JN Biosciences with respect to, the JN Biosciences Agreement. Abmuno has provided Arcus with a true and complete (other than redacted financial terms) copy of the JN Biosciences Agreement, including, without limitation, any and all amendments and side letters related thereto; and

7.2.4    Except as otherwise set forth in Exhibit 5, neither Abmuno nor JN Biosciences is a party to any agreement that prohibits or restricts the full exploitation of any Licensed IP as contemplated under this Agreement. Abmuno has provided Arcus with a true and complete (other than redacted financial terms) copy of the Third Party agreements that are set forth in Exhibit 5, including, without limitation, any and all amendments and side letters related thereto.

7.2.5    All functional data for HuTIG1 that is in the possession of Abmuno, JN Biosciences or any of its Affiliates, including, without limitation, any such data arising or resulting from any failed experiments, will be delivered to Arcus in accordance with Section 3.3.1.

7.3    Disclaimer of Warranty. Except for the express warranties set forth in this Agreement, nothing in this Agreement shall be construed as a representation or warranty by either Party (i) that any Licensed Product made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights, trademarks or other intellectual property rights of any Third Party; (ii) regarding the effectiveness, value, safety, or non-toxicity of any technology; or (iii) that any Licensed Product will obtain Regulatory Approval or achieve any other milestone events specified in Section 5.2. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES, ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF PATENT SUFFICIENCY AND ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ALL WARRANTIES ARISING FROM ANY COURSE OF DEALING OR PERFORMANCE OR USAGE OF TRADE.

8.    INDEMNIFICATION.

8.1    Indemnification by Abmuno. Subject to Section 8.3, Abmuno shall defend, indemnify and hold harmless Arcus and its Affiliates and each of their officers, directors, shareholders, employees, independent contractors, successors and assigns (collectively, “Arcus

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Indemnitees”) from and against all Third Party Claims, and pay all associated Losses, arising out of or relating to (i) any breaches by Abmuno of any of its representations or warranties in this Agreement or (ii) the research, Development, manufacture, transfer, use, handling, storage, sale or other disposition of Licensed Products by or on behalf of Abmuno, JN Biosciences or any of its or their Affiliates, agents and contractors prior to the Effective Date, including Third Party Claims based on product liability, bodily injury, risk of bodily injury, death or property damage or the failure to comply with Applicable Law, except in the case of (ii), to the extent Arcus is obligated to defend, indemnify and hold harmless any Abmuno Indemnitees pursuant to Section 8.2.

8.2    Indemnification by Arcus. Subject to Section 8.3, Arcus shall defend, indemnify and hold harmless Abmuno and its Affiliates and JN Biosciences, and each of their officers, directors, shareholders, employees, independent contractors, successors and assigns (collectively, “Abmuno Indemnitees”) from and against all Third Party Claims, and pay all associated Losses, arising out of or relating to (i) any breaches by Arcus of any of its representations or warranties in this Agreement or (ii) the research, Development, manufacture, transfer, use, handling, storage, sale or other disposition of Licensed Products by or on behalf of Arcus or any of its Affiliates, agents and contractors after the Effective Date, including Third Party Claims based on product liability, bodily injury, risk of bodily injury, death or property damage or the failure to comply with Applicable Law, except in the case of (ii), to the extent Abmuno is obligated to defend, indemnify and hold harmless any Arcus Indemnitees pursuant to Section 8.1.

8.3    Procedure for Indemnification.

8.3.1    Notice. The indemnified party will notify promptly the indemnifying party in writing if it becomes aware of a Claim (actual or potential) by any Third Party or any proceeding (including any investigation by a Governmental Authority) (“Third Party Claim”) for which indemnification may be sought and will give such related information as the indemnifying party shall reasonably request.

8.3.2    Defense of Claim. The indemnifying party shall defend or control the defense of Third Party Claims. The indemnifying party shall be responsible for satisfying and discharging any award made to or settlement reached with the Third Party pursuant to the terms of this Agreement. The indemnifying party shall retain counsel reasonably acceptable to the indemnified party (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the indemnified party and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, the indemnified party, at its sole expense, shall have the right to retain its own counsel. The indemnified party shall cooperate in all reasonable respects in the defense of such Third Party Claim, as requested by, and at the reasonable expense of, the indemnifying party. The indemnifying party shall not, without the written consent of the indemnified party (which consent shall not be unreasonably withheld, refused, conditioned or delayed), effect any settlement of any such Third Party Claim, unless such settlement includes a full and unconditional release of the indemnified party from all liability on such Claims.

8.4 Set-Off Rights. If it is determined under Section 11.5 that Abmuno has failed to meet or is in breach of any of its (i) indemnification obligations under Section 8.1 or (ii) representations or warranties in Article 7, Arcus shall be entitled to, and may seek payment of, its damages by set-off against any milestone payment that has been earned but not yet paid pursuant to Section 5.2, in each case, without limiting any of Arcus’ other rights under this Agreement or under Applicable Law.

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8.5    Limitation of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER TO THE OTHER PARTY FOR ANY PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, LOST PROFITS, OR LOST SAVINGS) HOWEVER CAUSED AND UNDER ANY THEORY, EVEN IF IT HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL NOT APPLY WITH RESPECT TO (I) ANY BREACH BY EITHER PARTY OF SECTION 6 (CONFIDENTIAL INFORMATION AND PROPRIETARY RIGHTS), (II) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY OR (III) ANY BREACH BY ABMUNO OF THE FIRST SENTENCE OF SECTION 2.6 (NON-COMPETITION). NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER SECTION 8.1 OR SECTION 8.2.

9.    PATENTS.

9.1    Prosecution and Maintenance.

9.1.1    Arcus shall have the first right to file, prosecute and maintain all Licensed Patents at Arcus’s sole expense using its own outside counsel reasonably acceptable to Abmuno. Arcus will use Commercially Reasonable Efforts to prepare, file, prosecute and maintain Licensed Patents; provided, however, that Arcus does not represent or warrant that any patent will issue or be granted based on patent applications contained in the Licensed Patents. Arcus shall keep Abmuno reasonably informed of material decisions or actions concerning the prosecution and maintenance of such Licensed Patents, including, without limitation, by providing copies of office actions and other material communications with patent offices, and providing a reasonable opportunity for Abmuno to deliver comments to Arcus regarding such prosecution materials, such comments to be considered by Arcus in good faith. Abmuno shall reasonably cooperate with Arcus in its efforts to prepare, file, prosecute and maintain Licensed Patents, including, without limitation, in responding promptly to Arcus’s requests for data, affidavits, and other information and assistance to support filing, prosecution and maintenance of the Licensed Patents in a timely manner. Arcus shall not take any action during prosecution and maintenance of the Licensed Patents that would materially adversely affect Abmuno, without Abmuno’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. If Abmuno fails to provide in writing its consent or its reasons for not providing such consent within [***] days after delivery of written request by Arcus to Abmuno for such consent, then Abmuno shall be deemed to have consented to such action.

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9.1.2    In the event that Arcus decides not to continue the prosecution or maintenance of a Patent within the Licensed Patents in any country, Arcus shall provide Abmuno with express written notice of such decision at least [***] days prior to any pending lapse or abandonment thereof, or if a decision not to continue prosecution or maintenance is responsive to an official communication from governmental agency that is received by Arcus less than [***] days prior to a deadline for taking action in response to such communication, then the deadline for giving such notice to Abmuno shall be [***]% of the time remaining for response after such communication is received by Arcus. In such event, Arcus shall provide Abmuno with an opportunity to assume responsibility for prosecution and maintenance of such Patent. In the event that Abmuno, at Abmuno’s expense, assumes such responsibility, Arcus shall transfer the responsibility for prosecution and maintenance of such Patent to Abmuno, and in such case, Arcus, at Arcus’s expense, shall provide Abmuno an update of the filing, prosecution and maintenance status for each such Patent, including copies of any material official correspondence to or from patent offices. Arcus shall no longer have any right or license in, to or under such Patent under this Agreement. For purposes of clarification, upon assuming responsibility for prosecution and maintenance of any Patent, Abmuno, at Abmuno’s sole discretion, may or may not continue such prosecution and maintenance, and shall have a right, at any time, to abandon such prosecution and/or maintenance or to transfer such prosecution and/or maintenance, or a share of such prosecution and maintenance, to JN Biosciences. In the event that Abmuno, solely or together with JN Biosciences, prosecutes, or JN Biosciences solely prosecutes, such a Patent to issuance, Arcus may reinstate Arcus’s rights and license under such Patent to the full extent of Abmuno’s and JN Biosciences’ interests in such Patent by (i) reimbursing Abmuno and JN Biosciences for their documented costs and expenses related to the prosecution and maintenance of such Patent and (ii) assuming, in writing, Abmuno’s and JN Biosciences’ responsibility, to the full extent of such responsibility, for the continued prosecution and maintenance of such Patent in accordance with this Section 9. In the event a Patent issues with respect to any such Patent during the period that Abmuno, either solely or jointly with JN Biosciences, or JN Biosciences by itself, is conducting the prosecution and maintenance of such Patent, Abmuno shall provide prompt written notice thereof to Arcus. If Arcus elects to reimburse Abmuno and JN Biosciences for their costs and expenses related to the prosecution and maintenance of such Patent and to reassume Abmuno’s and JN Biosciences’ responsibility for the continued prosecution and maintenance of such Patent, in order to reinstate its rights and license to such Patent, then Arcus shall provide Abmuno with written notice of such election, and Abmuno shall provide to Arcus promptly its and JN Biosciences’ documented costs and expenses related to the prosecution and maintenance of such Patent, and following receipt of Arcus’ reimbursement of such costs and expenses, shall transfer that portion of responsibility held by Abmuno, and shall use Commercially Reasonable Efforts to cause JN Biosciences to transfer that portion of responsibility held by JN Biosciences, for prosecution and maintenance of such Patent to Arcus. In such case, Abmuno, at Abmuno’s expense, shall provide Arcus an update of the filing, prosecution and maintenance status for each such Patent, including copies of any material official correspondence to or from patent offices,that Abmuno is in possession of.

9.2    Infringement of Licensed Patents. Each Party will notify the other Party promptly in writing upon becoming aware of any alleged or threatened infringement by a Third Party of any Licensed Patents. Arcus shall have the sole right to enforce any patent within the Licensed Patents against any infringement or alleged infringement thereof. Arcus may, at its own expense, institute suit against any infringer or alleged infringer and control and defend such

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suit and recover any damages, awards or settlements resulting therefrom; provided that any such damages, awards or settlements shall be [***]. Arcus may retain one hundred percent (100%) of any such damages, awards or settlements. Abmuno shall reasonably cooperate in any such litigation, including, without limitation, joining any such suit, at Arcus’s request and expense. Arcus shall not enter into any settlement of any claim described in this Section 9.2 that would admit to the invalidity, narrowing of scope or unenforceability of the Licensed Patents, incur any financial liability on the part of Abmuno or require an admission of liability, wrongdoing or fault on the part of Abmuno without Abmuno’s prior written consent.

9.3    Infringement Claims by Third Parties. If either (i) any Licensed Product Developed, made, Commercialized or otherwise exploited by or under authority of Arcus becomes the subject of a Third Party’s claim or assertion of infringement of a patent relating to the manufacture, use, sale, offer for sale or importation of such Licensed Product in the Field in the Territory, or (ii) if a declaratory judgment action is brought naming either Party as a defendant and alleging invalidity of any of the Licensed Patents, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant (the “Defending Party”). If Abmuno is named in such legal action but not Arcus, then Arcus shall have the right to join, at its own expense, any such legal action and to be represented in such action by its own counsel. None of the Parties shall enter into any settlement of any claim described in this Section that admits to the invalidity, narrowing of scope or unenforceability of the Licensed Patents or this Agreement, incurs any financial liability on the part of the other Party or requires an admission of liability, wrongdoing or fault on the part of the other Party without such other Party’s prior written consent. In any event, the other Party shall reasonably assist the Defending Party and cooperate in any such litigation at the Defending Party’s cost and the Defending Party shall reimburse the other Party’s reasonable out-of-pocket costs associated therewith.

9.4    Biosimilars. Each Party shall promptly, but in any event no later than ten (10) business days after receipt of notice of such application, notify the other Party if it becomes aware of any application for regulatory approval of a biosimilar anywhere in the Territory where any Licensed Product is a reference product under such application. Arcus shall take the lead and be responsible for preparing and filing any responses with any Regulatory Authority and negotiating any patent resolution in connection with any such application as set forth in paragraphs 2 through 6 of Section 351(l) of the United States Public Health Service Act (42 U.S.C. § 262(l)(2)-(6)), or any foreign equivalent thereof. Abmuno shall cooperate with Arcus’s reasonable requests for assistance in connection therewith.

10.    TERM AND TERMINATION.

10.1    Term. The term of this Agreement (the “Term”) shall commence on the Effective Date, and unless terminated earlier as provided in this Section 10, shall continue in full force and effect until the later of (i) the expiry of the last-to-expire Licensed Patent which has at least one Valid Claim Covering a Licensed Product or (ii) ten (10) years from the date of First Commercial Sale of any Licensed Product in any country. Upon expiration of this Agreement,

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the licenses granted to Arcus by Abmuno under this Agreement to make, have made, use, register, sell, offer to sell, have sold, import, export, exploit, research, improve, Develop and Commercialize Licensed Products in the Field in the Territory shall be fully paid-up, irrevocable and non-exclusive.

10.2    Termination.

10.2.1    Convenience. Arcus may terminate this Agreement, in its entirety, with or without cause at any time by giving Abmuno at least [***] days prior written notice.

10.2.2    Material Breach.

(a)    In the event a material breach of this Agreement, the non-breaching Party may deliver notice of such breach to the breaching Party, such notice containing full details of said breach. In such notice, the non-breaching Party shall identify (acting reasonably and in good faith) examples of the actions or conduct that such Party would consider to be an acceptable cure of such breach. The breaching Party shall have, subject to Section 10.2.2(b), [***] days to cure such breach ([***] days in the case of a Party’s breach of its payment obligations). Subject to Section 10.2.2(b), if the Party receiving notice of breach fails to cure such breach within the [***] day period or [***] day period (as applicable), the Party originally delivering the notice may terminate this Agreement upon written notice to the other Party.

(b)    If a Party gives notice of termination under Section 10.2.2(a) and the other Party disputes in writing prior to the end of the applicable cure period whether such notice was proper, then the issues of whether a breach has occurred shall be resolved in accordance with Section 11.5. If as a result of such dispute resolution process it is determined that the notice of breach was proper, then such termination shall be deemed to have been effective if the breaching Party fails thereafter to cure such breach in accordance with the determination made in the resolution process within the applicable cure period set forth in Section 10.2.2(a) following such determination. If as a result of such dispute resolution process it is determined that the notice of breach was improper, then no termination shall have occurred and this Agreement shall have remained in effect. All of the terms and conditions of this Agreement shall remain in full force and effect during the pendency of such dispute resolution process.

10.2.3    Bankruptcy. To the extent permitted under Applicable Law, either Party may terminate this Agreement in its entirety immediately upon written notice, if the other Party makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all of the other Party’s property, or the other Party seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding or such a proceeding is instituted against the other Party and is not dismissed within [***] days, or the other Party, without a successor, dissolves or liquidates.

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10.2.4    [***]

10.3    Effects of Termination.

10.3.1    In the event that this Agreement is terminated pursuant to the terms of this Agreement, all rights and licenses granted to Arcus and its Affiliates, as well as all sublicenses granted under this Agreement by Arcus and/or any of its Affiliates, shall immediately terminate; provided, however, Arcus and its Affiliates and any of their sublicensees shall be entitled to sell, for a period of [***] months after the effective date of termination, any inventories of Licensed Products in the Field in the Territory that are on-hand as of the effective date of termination. In no event does this Section 10.3.1 limit any rights of Arcus under the second paragraph of Section 2.2.

10.3.2    In the event that this Agreement is terminated pursuant to Section 10.2.1, or by Abmuno pursuant to Section 10.2.2, or by Abmuno pursuant to Section 10.2.4:

(a)    Subject to the terms and conditions of this Section 10.3 and Section 10.4, Arcus shall grant and hereby grants to Abmuno an exclusive license, with the right to grant sublicenses, under Arcus’s rights to any Patents owned or Controlled by Arcus as of the effective date of such termination claiming any invention conceived or reduced to practice by or on behalf of Arcus during the term of this Agreement, in each case, to the extent Covering any Improvement and any Joint Improvement and that, in each case, are necessary to manufacture, Develop and Commercialize a Licensed Product, but only to manufacture, Develop and Commercialize Licensed Product.

(b)    Arcus shall provide to Abmuno the tangible embodiments of all material Know-How owned or Controlled by Arcus to the extent necessary for the Development and Commercialization of Licensed Products and in existence and in Arcus’ possession as of the date of such termination, subject to Abmuno’s reimbursement of Arcus’s actual costs and expense incurred in transferring such items, and subject to the terms and conditions of this Section 10.3 and Section 10.4, Abmuno shall have an exclusive, sublicensable right and license under such Know-How solely for researching, manufacturing, Developing and Commercializing Licensed Products.

(c)    Arcus shall provide to Abmuno all data generated during the term of this Agreement in direct connection with the Development and/or Commercialization of Licensed Products and assign to Abmuno all of Arcus’s entire right, title and interest in and to all such data, subject to Abmuno’s reimbursement of Arcus’s actual costs incurred in transferring such items, and preparing and making such items available in connection with such transfer.

(d)    Nothing contained in this Section 10.3.2 confers or will be construed to confer any rights or licenses by implication, estoppel or otherwise, in, to or under any intellectual property rights, other than the rights and licenses expressly granted in this Section 10.3.2. All rights not expressly granted by Arcus under this Section 10.3.2 are reserved to Arcus, and Arcus may use and otherwise exploit Patents described in Section 10.3.2(a) and Know-How described in Section 10.3.2(b) to manufacture, Develop and Commercialize products other than Licensed Products.

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(e)    Abmuno shall secure all appropriate covenants, obligations and rights from any sublicensee of Abmuno to ensure that such sublicensees are subject to, and Abmuno can comply with, all of Abmuno’s applicable covenants and obligations to Arcus under this Section 10.3 and Section 10.4. Abmuno shall be responsible for any failure of its sublicensees to comply with the applicable provisions of this Section 10.3 and Section 10.4.

(f)    The Know-How described in Section 10.3.2(b) is deemed to be the Confidential Information of Arcus and shall be handled in accordance with Section 6, except that (i) Abmuno may use such Know-How in accordance with the rights granted to Abmuno under this Section 10.3.2 and (ii) Abmuno may disclose such Know-How (A) as necessary in connection with any financing, merger, sublicensing or similar transaction, subject to confidentiality, or as necessary to obtain legal or financial advice from its attorneys, accountants and legal or financial advisors and (B) in connection with prosecuting or defending litigation, Regulatory Approvals, Pricing Approvals and other regulatory filings and communications in connection with Abmuno’s rights under this Section 10.3.2, in each case under this clause (B), subject to reasonable efforts to limit public disclosure, including the seeking of protective orders.

10.4    Accrued Rights; Surviving Obligations. Except as provided elsewhere, termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration. Such termination or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination or expiration of this Agreement, including, but not limited to, Sections 1, 6 and 11, and Sections 2.5, 7.3, 8.1, 8.2, 8.3, 8.5, 10.3 and 10.4, and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination or expiration. Notwithstanding anything to the contrary in Section 8.1(ii), following any termination or expiration of this Agreement, Abmuno’s obligation to defend, indemnify and hold harmless Arcus Indemnitees from and against certain Third Party Claims and Losses under Section 8.1(ii) shall include those Third Party Claims and associated Losses arising out of or relating to the research, Development, manufacture, transfer, use, handling, storage, sale or other disposition of Licensed Products by or on behalf of Abmuno, JN Biosciences or any of its or their Affiliates, agents and contractors after the termination or expiration of this Agreement.

11.    MISCELLANEOUS.

11.1    Publications. As between the Parties, Arcus shall have the sole and exclusive right, but not the obligation, to make any publication and other scientific disclosures in respect of the Licensed Products, including, without limitation, in respect of data and results arising out of Development of Licensed Products, and Abmuno shall make no such publication or other scientific disclosure without the prior written consent of Arcus. Notwithstanding anything to the contrary in this Agreement, including, without limitation, Section 6 (Confidential Information and Proprietary Rights), Arcus may disclose, without the prior written consent of Abmuno (or JN Biosciences), any and all properties of the Licensed Products in connection with any publication and other scientific disclosures in respect of the Licensed Products.

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11.2    Public Announcements. Except as may be expressly permitted under this Section 11.2 or mandated by Applicable Laws or the rules of any stock exchange, neither Party will make any public announcement of any information regarding this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Once any statement is approved for disclosure by the Parties, either Party may make a subsequent public disclosure containing the same information disclosed in such prior public announcement without further approval of the other Party. Notwithstanding the above, Arcus shall have the right to issue a press release and/or make a public announcement concerning the Development or Commercialization status of any Licensed Product, including, but not limited to, achievement of any Development milestones.

11.3    Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, the Parties’ legal relationship under this Agreement to each other shall be that of independent contractor. This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers between the Parties.

11.4    Registration of this Agreement. To the extent, if any, that either Party concludes in good faith and acting reasonably that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority, such Party shall inform the other Party thereof. If both Parties jointly agree that either Party is required to submit or obtain any such filing, registration or notification, they shall cooperate in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Applicable Law. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

11.5    Dispute Resolution. Any dispute arising from or relating to the subject matter of this Agreement that cannot be resolved within a period of thirty (30) days after notice of a dispute has been given by one Party hereunder to the other (the last day of such thirty (30) day period being herein referred to as the “Arbitration Date”), shall be finally settled by arbitration in San Francisco, California, using the English language in accordance with the Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) then in effect, by one or more commercial arbitrator(s) with substantial experience in resolving complex commercial contract disputes, who may or may not be selected from the appropriate list of JAMS arbitrators. If the Parties cannot agree upon the number and identity of

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the arbitrators within fifteen (15) days following the Arbitration Date, then a single arbitrator shall be selected on an expedited basis in accordance with the Arbitration Rules and Procedures of JAMS. Any arbitrator so selected shall have substantial experience in the biopharmaceutical industry. The arbitrator(s) shall have the authority to grant specific performance and to allocate between the Parties the costs of arbitration (including service fees, arbitrator fees and all other fees related to the arbitration) in such equitable manner as the arbitrator(s) may determine. The prevailing Party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses (including reasonable attorneys’ fees, expert witness fees and all other expenses) incurred in connection therewith. Judgment upon the award so rendered may be entered in a court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, each Party shall have the right to institute an action in a court of proper jurisdiction for preliminary injunctive relief pending a final decision by the arbitrator(s); provided that a permanent injunction and damages shall only be awarded by the arbitrator(s). For all purposes of this Section, the parties consent to exclusive jurisdiction and venue in the United States federal Courts located in the Northern District of California.

11.6    Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of California without regard to the provisions governing conflict of laws, except matters of intellectual property law, which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement. Money damages may not be an adequate remedy if certain provisions of this Agreement are breached by a Party and, therefore, the other Party may, in addition to any other legal or equitable remedies, seek an injunction or other equitable relief against such breach or threatened breach.

11.7    Assignment. This Agreement, and the rights and licenses granted hereunder, may not be assigned or transferred by either Party, in whole or in part, without the prior written consent of the other Party; provided that, without consent of the other Party, either Party may assign this Agreement, in whole or in part, to any of its Affiliates if such Party guarantees the performance of this Agreement by such Affiliate; and provided further that, without consent of the other Party, either Party may assign this Agreement to a successor to all or substantially all of the assets or business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or other similar transaction. Any assignment in violation of this provision is void and without effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns. In the event that Abmuno assigns or transfers any of the Licensed IP to a Third Party, Abmuno shall impose on such assignee or transferee such obligations as are necessary so that Arcus retains and obtains all of the rights to which it is entitled with respect to such Licensed IP under this Agreement.

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11.8    Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, in English, and will be deemed to have been duly given only if delivered personally, by mail (first class, postage prepaid, return receipt requested), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

Arcus:	Abmuno:

Arcus Biosciences, Inc.	Abmuno Therapeutics LLC,
3928 Point Eden Way	914 Channing Way
Hayward, CA 94545	Berkeley, CA 94710
Attn: Juan Jaen, Ph.D., President	Attn: Omar Duramad, Ph.D., President

with a copy to:	with a copy to:

Gunderson Dettmer Stough, Villeneuve, Franklin and Hachigian, LLP	Shaheen Sheik-Sadhal, Esq. Esse Law, PC
201 South Main Street Suite 700	5753 Santa Ana Canyon Rd. Suite G420
Ann Arbor, MI 48104	Anaheim Hills, CA 92807
Attn: Marcia Hatch, Esq.

or to such other address as the addressee shall have last furnished in writing in accord with this provision. All notices shall be deemed effective upon receipt by the addressee.

11.9    Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

11.10    Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

11.11    Waiver. No waiver of any term or condition of this Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of the waiving Party. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any prior, concurrent or future occasion. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Applicable Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

11.12    Entire Agreement. This Agreement (including any exhibits or schedules hereto) constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all previous agreements and understandings between the Parties, whether written or oral, including, but not limited, to all proposals, negotiations, conversations, letters of intent, term sheets, memoranda of understanding or discussions, between the Parties relating to the subject matter of this Agreement and all past dealing or industry custom.

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11.13    Modification. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and the clause to be modified, which amendment is signed by duly authorized representatives of Arcus and Abmuno.

11.14    No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including, but not limited to, any creditor of either Party hereto, except the Indemnification provision in Section 8.

11.15    Ambiguities. This Agreement shall be deemed to have been drafted jointly by both Parties; and ambiguities, if any, shall not be construed against either Party, irrespective of which Party may have actually drafted the ambiguous provision.

11.16    Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures received via facsimile, or other electronic means, including in a digitally produced format (e.g., .pdf), shall have the same force and effect as execution of an original, and such signatures shall be deemed original and valid signatures.

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IN WITNESS WHEREOF, Arcus and Abmuno, by their duly authorized officers, have executed this Agreement as of the Effective Date.

ARCUS BIOSCIENCES, INC.		ABMUNO THERAPEUTICS LLC

By:	/s/ Juan C. Jaen	By:	/s/ Omar Duramad

Name:	Juan C. Jaen	Name:	Omar Duramad

Title:	President	Title:	Manager

[Signature Page to Arcus-Abmuno License Agreement]

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EXHIBIT 1

LICENSED PATENTS

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EXHIBIT 2A

TRANSFERRED TECHNOLOGY IN STAGE 1 TECHNOLOGY TRANSFER

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EXHIBIT 2B

TRANSFERRED TECHNOLOGY IN STAGE 2 TECHNOLOGY TRANSFER

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EXHIBIT 3

Intentionally omitted

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EXHIBIT 4

THIRD PARTY IP

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EXHIBIT 5

AGREEMENTS

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